EXHIBIT K

LIST OF SUBSIDIARIES OF XCEL ENERGY INC.
(Revised as of September 10, 2003)

1480 Welton, Inc.
Applied Power Associates, Inc.
BCH Energy, Limited Partnership
Baugh Lateral Ditch Company
Bear Energy Corp.
Beaver Ditch Company
Beeman Irrigating Ditch & Milling Company
Black Mountain Gas Company
Borger Energy Associates, L.P.
Borger Funding Corporation
CPC Limited Partnership
Cadence Network, Inc.
Cambodia Power Company
Carolina Energy, Limited Partnership
Central Piedra Buena S.A.
Cheyenne Light, Fuel and Power Company
Chippewa and Flambeau Improvement Company
Clearwater Investments, Inc.
Clough Private Ditch
Clough and True Private Ditch
Consolidated Extension Canal Company
Consolidated Mutual Water Company
Corporacion Independienta de Energia S.A.
Denver City Energy Associates, L.P.
Dragon Energy Corp.
Dry Creek No. 2 Ditch Company
ESOCO Crockett, Inc.
Ekibastus Power Development Limited
Electrica del Sur S.A.
Elliot Ditch and Reservoir
Elliot Lateral and Reservoir
Eloigne Company
Energia del Sur S.A.
Enterprise Irrigating Ditch Company
Erkenbeck Lateral Ditch Company
Farmers Extension Ditch Company
Fort Morgan Reservoir and Irrigation Company
Front Range Energy Associates, LLC
Goosequill Ditch

Grand Valley Irrigation Company
Green and Clear Lakes Company
Hidroelectrica Ameghino S.A.
Hidroelectrica del Sur S.A.
Highland Ditch Company
Hungarian Independent Power Limited
IPC Operations Limited
Independent Power Americas, Inc.
Independent Power International Limited
Independent Power UK Limited
Jay Thomas Ditch
Johnstown Cogeneration Company, LLC
Jones and Donnelly Ditch Company
KES Jamaica, L.P.
KES Montego, Inc.
Lake McIntosh Reservoir Company
Las Animas Consolidated Canal Company
Lupton Meadows Ditch Company
McDonald (Prairie) Ditch Company
Montgomery Private Ditch
Mutual Lateral Ditch Company
NCE Communications, Inc.
NSP Financing I
NSP Financing II
NSP Lands, Inc.
NSP Nuclear Corporation
Northern Border Partners (NBP)
Northern Colorado Telecommunications, LLC
Northern States Power Company, a Minnesota corporation
Northern States Power Company, a Wisconsin corporation
Nuclear Management Company, LLC
P.S.R. Investments, Inc.
Planergy Capital Associates Incorporated
Planergy Energy Services Corporation
Planergy Housing Inc.
Planergy International Inc.
Planergy Limited
Planergy Services USA, Inc.
Planergy Services of California, Inc.
Planergy Services of Houston, Inc.
Planergy Services of Texas, Inc.
Planergy Services, Inc.
Planergy, Inc.

Power Partners, Ltd.
Precision Resource Company
Private Fuel Storage L.L.C.
Proto-Power Corporation
Proto-Power Michigan Inc.
Proto-Power New York Inc.
Public Service Company of Colorado
Quixx Borger Cogen, Inc.
Quixx Carolina, Inc.
Quixx Corporation
Quixx Jamaica, Inc.
Quixx Linden, L.P.
Quixx Louisville, L.L.C.
Quixx Mountain Holdings, LLC
Quixx Mustang Station, Inc.
Quixx Power Services, Inc.
Quixx Resources, Inc.
Quixx WPP94, Inc.
Quixx WRR, L.P.
Quixxlin Corporation
Reddy Kilowatt Corporation
Safe Haven Homes, LLC
Seren Innovations, Inc.
Smead Ditch
Southwestern Public Service Company
Texas-Ohio Pipeline, Inc.
The East Boulder Ditch Company
The Fisher Ditch Company
The Hillcrest Ditch and Reservoir Company
The United Water Company
Translink Development Company LLC
Twin Lakes Reservoir and Irrigation Company
United Power and Land Company
Universal Utility Services, LLC
Upper Platte and Beaver Ditch Company
Utility Engineering Corporation
WYCO Development LLC
WestGas InterState, Inc.
Western Mutual Ditch Company
Westmoor Acres Irrigation Company
Windpower Partners 1994, L.P.
XERS Inc.
Xcel Energy Argentina Inc.

Xcel Energy Communications Group Inc.
Xcel Energy Foundation Inc.
Xcel Energy Inc.
Xcel Energy International Inc.
Xcel Energy Markets Holdings Inc.
Xcel Energy O&M Services Inc.
Xcel Energy Performance Contracting Inc.
Xcel Energy Products and Services Inc.
Xcel Energy Retail Holdings Inc.
Xcel Energy Services Inc.
Xcel Energy Transco Inc.
Xcel Energy Ventures Inc.
Xcel Energy WYCO Inc.
Xcel Energy Wholesale Group Inc.
Xcel Energy Wholesale Propane Inc.
Xcel Energy-Cadence Inc.
YPG Holdings LLC
Young Gas Storage Company
Young Gas Storage Company, Ltd.
e prime Energy Marketing, Inc.
e prime Florida, Inc.
e prime Georgia, Inc.
e prime, inc.

K-4